UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 12, 2013 (December 9, 2013)

AXIALL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-09753	58-1563799
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

115 Perimeter Center Place, Suite 460, Atlanta, GA	30346
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (770) 395 - 4500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 9, 2013, the Leadership Development and Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Axiall Corporation (the “Company”) approved and adopted an Executive Officer and Key Employee Severance Plan (the “Severance Plan”) for certain executive officers and other key employees of the Company.  Each of the Company’s Chief Executive Officer; Chief Financial Officer; Chief Strategy Officer; Executive Vice President, Chemicals; Executive Vice President, Building Products; Executive Vice President, General Counsel and Secretary and Vice President, Human Resources  (collectively, the “Named Executive Officers”) are among the participants in the Plan.  On December 10, 2013, the Board ratified the decision of the Committee to include the Chief Executive Officer as a participant in the Severance Plan.

The Severance Plan provides for the payment of severance to the Named Executive Officers, or any other participant, if such participant’s employment with the Company is terminated without cause or for good reason, each as defined in the Severance Plan.  In the event of such a qualifying termination and subject to the applicable participant’s execution of a general release of liability against the Company within 45 days after the qualifying termination, the Severance Plan provides that any such participant is entitled to the following payments and benefits:

•                  a lump sum cash payment equal to 1.0 times the sum of the participant’s base salary and target bonus;

•                  monthly COBRA reimbursement payments in the amount of premiums previously paid by the Company during the participant’s employment, for a period of 18 months following termination; and

•                  payment for outplacement benefits provided by a Company-selected service up to a maximum of $25,000 during the 12 consecutive months following the participant’s termination.

The Severance Plan does not provide for a gross-up payment to any of the Named Executive Officers, or any other participant, to offset any excise taxes that may be imposed on excess parachute payments under Section 4999 of the Internal Revenue Code (the “Code”).  Instead, the Severance Plan provides that if and to the extent it is determined that the payments described above would, if paid, be subject to the excise tax under Section 4999 of the Code, then the aggregate value of such payments shall be reduced (but not below zero) to an amount that maximizes the value of the payments without causing any of them to be subject to the excise tax.  All severance payments under the Severance Plan are subject to Section 409A of the Code relating to special tax rules applicable to deferred compensation arrangements.

The Severance Plan is not an agreement, and the Committee may change the terms of the Severance Plan in its sole discretion without the agreement of the Named Executive Officers or other participants.

The above description is a summary of the terms of the Severance Plan and is subject to and qualified in its entirety by the terms of the Plan, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01       Financial Statements and Exhibits

(d)                                 Exhibits

10.1                        Axiall Corporation Executive Officer and Key Employee Severance Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXIALL CORPORATION

	By:	/s/ Timothy Mann, Jr.
	Name:	Timothy Mann, Jr.
	Title:	Executive Vice President, General Counsel and Secretary

Date: December 12, 2013

EXHIBIT INDEX

10.1        Axiall Corporation Executive Officer and Key Employee Severance Plan